VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Annual Period Ended October 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Amended and Restated By-Laws of Voyageur Mutual Funds III (April 1, 2015), attached as Exhibit.
897046

WS: MFG_Philadelphia: 867281: v1